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As filed with the Securities and Exchange Commission on April 30, 2004

Registration No. 333-49284

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VITAL IMAGES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	42-1321776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
Telephone: (763) 852-4100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory S. Furness
3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
Telephone: (763) 852-4100
Facsimile: (763) 852-4130
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:
Michele D. Vaillancourt, Esq.
Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota 55402
Telephone: (612) 604-6400
Facsimile: (612) 604-6800

Approximate date of commencement of proposed sale to the public:
 From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

SUPPLEMENTAL NOTE:

This Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-49284), which was declared effective by the Securities and Exchange Commission ("SEC") on December 7, 2000, is being filed to de-register 2,540,575 shares of our common stock of the total of 3,463,651 shares originally registered. The shares we are de-registering have not been sold under the Registration Statement on Form S-3 (Registration No. 333-49284). We are covering the resale of 58,335 of the shares we are de-registering (including 14,391 shares subject to outstanding warrants) with our Registration Statement on Form S-3 filed with the SEC on March 31, 2004 (Registration No. 333-114078). The remaining 2,482,240 shares covered by the Registration Statement should be eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on April 30, 2004.

VITAL IMAGES, INC.
By:	/s/ GREGORY S. FURNESS Gregory S. Furness Chief Financial Officer and Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY D. MILLER Jay D. Miller	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2004
/s/ GREGORY S. FURNESS Gregory S. Furness	Chief Financial Officer, Vice President—Finance, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 30, 2004
Douglas M. Pihl*	Director and Chairman of the Board
Vincent J. Argiro, Ph.D.*	Chief Technology Officer, Founder and Director
James B. Hickey, Jr.*	Director
Richard W. Perkins*	Director
Michael W. Vannier*	Director
Sven A. Wehrwein*	Director
*	/s/ GREGORY S. FURNESS Gregory S. Furness As Attorney-in-Fact April 30, 2004

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SIGNATURES